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                                                                  Exhibit (e)(5)

                             DISTRIBUTION AGREEMENT



This Agreement is made this ____ day of _________, 1998, by and between Heartland Group, Inc. ("HGI"), a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end management investment company, and Heartland Advisors, Inc. ("Distributor"), a Wisconsin corporation which is registered as a broker-dealer under the Securities Exchange Act of 1934 and the laws of each state or other jurisdiction in which it engages in business to the extent such law requires, and is a member of the National Association of Securities Dealers, Inc. ("NASD") (such registrations and membership are hereinafter collectively referred to as the "Registrations").

1. Appointment. HGI hereby appoints Distributor as its exclusive agent to sell and to arrange for the sale of shares of its common stock ("Shares"), including both issued and treasury shares, of the series listed in Schedule A hereto (as such schedule may be amended from time to time), on the terms and for the period set forth in this Agreement. Each such series is hereinafter referred to as the "Fund." No person other than Distributor is authorized to act as "principal underwriter," as defined in the 1940 Act, for the Funds. Distributor accepts such appointment and agrees to perform the services described herein.

2.   Solicitation of Orders for Purchase of Shares.

     (a) Subject to the provisions of Paragraphs 6, 7, and 9 hereof, and to such minimum purchase requirements as may be indicated in the Fund's prospectus or otherwise specified in writing to Distributor by HGI, Distributor is authorized to solicit, as agent on behalf of the Fund, unconditional orders for purchases of the Fund's Shares authorized for issuance and registered under the Securities Act of 1933 (the "1933 Act"), provided that:

          (1) Distributor shall act solely as a disclosed agent on behalf of and for the account of the Fund;

          (2) HGI, its transfer agent, or agents of its transfer agent duly authorized by HGI shall receive directly from investors all payments for the purchase of the Fund's Shares, and also shall pay directly to shareholders amounts due to them for the redemption or repurchase of all the Fund's Shares with Distributor having no rights or duties to accept such payment or to effect such redemptions or repurchases;
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          (3)  Distributor shall cause to be confirmed all orders received for purchase of the Fund's Shares which confirmation shall clearly state (i) that Distributor is acting as agent of the Fund in the transaction (ii) that all certificates for redemption, remittances, and registration instructions should be sent directly to the Fund or its transfer agent, and (iii) the Fund's mailing address;

          (4) Distributor shall have no liability for payment for purchases of the Fund's Shares it sells as agent; and

          (5) Each order to purchase Shares of the Fund received by Distributor shall be subject to acceptance by an officer of HGI and entry of the order on the Fund's records of shareholder accounts and is not binding until so accepted and entered.

          The purchase price to the public of the Fund's Shares shall be the public offering price as defined in Paragraph 8 hereof.

     (b) In consideration of the rights granted to the Distributor under this Agreement, Distributor will use its best efforts, but only in jurisdictions in which Distributor may lawfully do so, to solicit from investors unconditional orders to purchase Shares of the Fund. HGI shall make available to the Distributor without cost to the Distributor such number of copies of the Fund's currently effective prospectus and statement of additional information and copies of all information, financial statements, and other papers which the Distributor may reasonably request for use in connection with the distribution of the Shares.

3. Compensation of the Distributor. Distributor shall receive a fee duly authorized and approved by HGI in accordance with the Fund's 12b-1 Plan.

4. Expenses. The Fund shall pay all charges of its transfer, shareholder recordkeeping, dividend disbursing, and redemption agents, if any; all expenses of notices, proxy solicitation material, and reports to shareholders; all expenses of preparation and printing of annual or more frequent revision of the Fund's prospectus and statement of additional information and of supplying copies thereof to existing shareholders; all expenses of registering and maintaining the registration of the Fund under the 1940 Act and of the Fund's Shares under the 1933 Act; all expense of qualifying and maintaining qualification of such Fund and of the Fund's Shares, whether by registration, perfection of an exemption from registration, or notice filing, under the securities laws of the jurisdictions in which Fund Shares will be offered and of registration and qualification of the Fund under all laws applicable to the Fund or its business activities. Expenses incurred in the sale and promotion of the Fund shall be paid by the Fund, except in accordance with the Fund's Rule 12b-1 Plan. Any expenses borne by HGI that are attributable solely to the organization, operation, or business of a Fund shall be paid solely out of Fund assets. Any expense borne by HGI which is not solely attributable to a Fund, nor solely to any other series of shares

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     of HGI, shall be apportioned in such manner as Administrator determines is fair and appropriate, or as otherwise specified by HGI's Board of Directors.

5. Selling Agreements. Distributor is authorized as agent on behalf of each Fund to enter into agreements with other broker-dealers, banks, and other financial intermediaries providing for the solicitation of unconditional orders for purchases of the Fund's Shares authorized for issuance and registered under the 1933 Act. All such agreements shall be either in the form of agreement attached hereto or in such other form as may be approved by the officers of HGI ("Selling Agreement"). All solicitations made by other broker-dealers pursuant to a Selling Agreement shall be subject to the same terms of this Agreement which apply to solicitations made by Distributor.

6. Solicitation of Orders to Purchase Shares by Fund. The rights granted to Distributor shall be nonexclusive in that the Fund reserves the right to solicit purchases from, and sell its Shares to, investors. Further, the Fund reserves the right to issue Shares in connection with the merger or consolidation of any other investment company, trust, or personal holding company with the Fund, or the Fund's acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust, or personal holding company, or substantially all of the outstanding shares or interests of any such entity. Any right granted to Distributor to solicit purchase of Shares will not apply to Shares that may be offered by the Fund to shareholders by virtue of their being shareholders of the Fund.

7. Shares Covered by This Agreement. This Agreement relates to the solicitation of orders to purchase Shares that are duly authorized and registered, and available for sale by the Fund, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, the Fund authorizes Distributor to sell them.

8. Public Offering Price. All solicitations by Distributor pursuant to this Agreement shall be for orders to purchase Shares of the Fund at the public offering price. Except as otherwise provided in any schedule with respect to one or more Funds attached to this Agreement, the public offering price for each accepted subscription for the Fund's Shares will be the net asset value per share next determined by the Fund after it accepts such subscription. The net asset value per share shall be determined in the manner provided in HGI's Articles of Incorporation as now in effect or as they may be amended, and as reflected in the Fund's then current prospectus and statement of additional information.

9. Suspension of Sales. If and whenever the determination of the Fund's net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by the Fund except such unconditional orders placed with the Fund and accepted by it before the suspension. In addition, the Fund reserves the right to suspend sales of Shares if, in the judgment of HGI's Board of Directors (the

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     "Board"), it is in the best interest of the Fund to do so, such suspension to continue for such period as may be determined by the Board; and in that event, (i) at the direction of HGI, Distributor shall suspend its solicitation of orders to purchase Shares of the Fund until otherwise instructed by HGI and (ii) no orders to purchase Shares shall be accepted by the Fund while such suspension remains in effect unless otherwise directed by the Board.

10.  Authorized Representations.

     (a) HGI is not authorized by Distributor to give on behalf of Distributor any information or to make any representations other than the information and representations concerning Distributor in the registration statement of HGI filed with the Securities and Exchange Commission ("SEC") under the 1933 Act or the 1940 Act, or both, including the prospectus which is a part thereof, as either or both may be amended from time to time (the "Registration Statement").

     (b) Distributor is not authorized by HGI to give on behalf of the Fund any information or to make any representations in connection with the sale of Shares of the Fund other than the information and representations contained in the Registration Statement or contained in reports to shareholders of the Fund or other material that may be prepared by HGI or approved by HGI for Distributor's use.

11.  Registration of Additional Shares.  HGI hereby agrees to register either
     (i) an indefinite number of Fund Shares pursuant to Rule 24f-2 under the 1940 Act or (ii) such definite number of Fund Shares as HGI shall deem advisable pursuant to Rule 24e-2 under the 1940 Act. HGI will, in cooperation with Distributor, take such action as may be necessary from time to time to register or qualify, or perfect an exemption from registration for, the Fund Shares so registered for sale under the 1933 Act in any jurisdiction mutually agreeable to Distributor and HGI, and to maintain such registration, qualification, or exemption from registration; provided, however, that nothing herein shall be deemed to prevent HGI from registering Fund Shares without approval of Distributor in any jurisdiction it deems appropriate.

12. Conformity with Law. Distributor agrees that in soliciting orders to purchase Fund Shares it shall duly conform in all respects with applicable federal and state laws and the rules and regulations of the NASD. Distributor will use its best efforts to maintain its Registrations in good standing during the terms of this Agreement and will promptly notify HGI in the event of the suspension or termination of any of the Registrations.

13. Independent Contractor. Distributor shall be an independent contractor and neither Distributor, nor any of its officers, directors, employees, agents, or representatives is or shall be an employee of the Fund in the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees, and for injury to such agents or

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     employees or to others through its agents and employees and agree to pay all employees taxes thereunder.

14.  Indemnification.

     (a) Distributor agrees to indemnify and hold harmless the Fund, HGI, HGI's present or former directors, officers, employees, representatives, and each person, if any, who controls or previously controlled the Fund or HGI within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims, or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund, HGI, or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Fund Shares by any person which (i) may be based upon any wrongful act by Distributor or any of Distributor's directors, officers, employees, agents, or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any shareholder report, or other information covering Fund Shares filed or made public by the Fund or HGI, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to HGI by Distributor. In no case (i) is Distributor's indemnity in favor of the Fund, HGI, or any person indemnified to be deemed to protect HGI or such indemnified person against any liability to which the Fund, HGI, or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of his or her obligations and duties under this Agreement, or (ii) is Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund, HGI, or any person indemnified unless the Fund, HGI, or such person, as the case may be, shall have notified Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund, HGI, or upon such person (or after the Fund, HGI, or such person shall have received notice of such service on any designated agent). However, failure to notify Distributor of any such claim shall not relieve Distributor from any liability which Distributor may have to the Fund, HGI, or any person against whom such action is brought otherwise than on account of Distributor's indemnity agreement contained in this paragraph.

     (b) Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any such claim, but, if Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by Distributor and satisfactory to HGI and to

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          the persons indemnified who are defendants in the suit.  In the event that Distributor elects to assume the defense of any such suit and retain such legal counsel, HGI and the persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If Distributor does not elect to assume the defense of any such suit, Distributor will reimburse the Fund, HGI, and the persons indemnified who are defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. In any event, Distributor shall not be responsible for any claim settled or compromised, or for any confession of judgment, without its prior written consent, which consent shall not be unreasonably withheld. Distributor agrees promptly to notify HGI of the commencement of any litigation or proceedings against it or any of its officers, employees, or representatives in connection with the issuance or sale of any Fund Shares.

     (c) The Fund agrees to indemnify and hold harmless Distributor and each of its present or former directors, officers, employees, agents, or representatives, and each person, if any, who controls or previously controlled Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim, or expense, and reasonable legal counsel fees incurred in connection therewith) to which Distributor or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Fund Shares by any person which (i) may be based upon any wrongful act by HGI or any of HGI's directors, officers, employees, agents, or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement, prospectus, shareholder report, or other information covering Fund Shares filed or made public by HGI or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to HGI by Distributor. In no case
          (i) is the Fund's indemnity in favor of Distributor or any person indemnified to be deemed to protect Distributor or such indemnified person against any liability to which Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of his or her obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against Distributor, or person indemnified unless Distributor, or such person, as the case may be, shall have notified HGI in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Distributor or upon such person (or after Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify HGI of any such claim shall not relieve the Fund from any liability which the Fund may have

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          to Distributor or any person against whom such action is brought other than on account of the Fund's indemnity agreement contained in this paragraph.

     (d) The Fund shall be entitled to participate, at its own expense, in the defense, or, if HGI so elects on behalf of the Fund, to assume the defense of any suit brought to enforce any such claim, but if HGI elects to assume the defense, such defense shall be conducted by legal counsel chosen by HGI and satisfactory to Distributor and to the persons indemnified who are defendants in the suit. In the event that HGI elects to assume the defense of any such suit and retain such legal counsel, Distributor and the persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If HGI does not elect to assume the defense of any such suit, the Fund will reimburse Distributor and the persons indemnified who are defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. In any event, HGI shall not be responsible for any claim settled or compromised, or for any confession of judgment, without its prior written consent, which consent shall not be unreasonably withheld. HGI agrees promptly to notify Distributor of the commencement of any litigation or proceedings against it or any of its directors, officers, employees, agents, or representative in connection with the issuance or sale of any Fund Shares.

15. Effective Date, Duration, Termination, and Assignment. This Agreement shall become effective as to any Fund on the date set forth in Schedule A to this Agreement and unless terminated as provided herein, shall remain in effect through June 30 of the year next following the effective date and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the members of the Board who are not interested persons of Distributor or its affiliates, voting in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of either the Board or a majority of the outstanding shares of the Fund. This Agreement may be terminated by and between an individual Fund and Distributor at any time, without the payment of any penalty (a) on 60 days' written notice by the Board or by a vote of a majority of the outstanding Shares of the Fund, or by Distributor, or (b) immediately, on written notice by the Board, in the event of termination or suspension of any of the Registrations. This Agreement will automatically terminate in the event of its assignment. The definitions contained in Section 2(a) of the 1940 Act, particularly the definitions of "interested person," "assignment," and "majority of the outstanding shares," shall be applied in interpreting the provisions of this Paragraph 15.

16. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge, or termination is sought. If HGI should at any time deem it necessary or advisable in the best interests of HGI or the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or any other

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     governmental authority or to obtain any advantage under state or federal tax laws and notifies Distributor of the form of such amendment, and the reasons therefor, and if Distributor should decline to assent to such amendment, HGI may terminate this Agreement forthwith. If Distributor should at any time request that a change be made in HGI's Articles of Incorporation or Bylaws or in its methods of doing business, in order to comply with any requirement of federal law or regulations of the SEC, or of a national securities association of which Distributor is or may be a member, relating to the sale of Fund Shares, and HGI should not make such necessary changes within a reasonable time, Distributor may terminate this Agreement forthwith.

17. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or sent by certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice, it is agreed that the address of both HGI and Distributor is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202,
     Attention: Secretary. With respect to any notice given hereunder to HGI, a copy of such notice shall be delivered to Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Conrad G. Goodkind, Esq., and with respect to any notice given hereunder to Distributor, a copy of such notice shall be delivered to Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202,
     Attention: General Counsel.

18. Headings. Headings are placed herein for convenience of reference only and shall not be taken as part hereof or control or affect the meaning, construction, or effect of this Agreement.

19. Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                       HEARTLAND GROUP, INC.



                                       By: ________________________________
                                           William J. Nasgovitz
                                           President
Attest:



__________________________________
Lois J. Schmatzhagen
Secretary






                                       HEARTLAND ADVISORS, INC.




                                       By: ________________________________
                                           William J. Nasgovitz
                                           President
Attest:



__________________________________
Lois J. Schmatzhagen
Secretary

                                       9
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                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A

The Funds of Heartland Group, Inc. subject to this Agreement are:

                                                                  Effective Date
                                                                  --------------

     Heartland Taxable Municipal Fund  No Load Class                 ________



Dated: __________________

                                       HEARTLAND GROUP, INC.



                                       By: ________________________________
                                           William J. Nasgovitz
                                           President
Attest:



__________________________________
Lois J. Schmatzhagen
Secretary


                                       HEARTLAND ADVISORS, INC.



                                       By: ________________________________
                                           William J. Nasgovitz
                                           President
Attest:



__________________________________
Lois J. Schmatzhagen
Secretary

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